UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NOTE:
ACM Research, Inc., or ACM Research, conducts its business operations principally through its subsidiary ACM Research (Shanghai), Inc., or ACM Shanghai. Unless the context requires otherwise, references in this report to “our,” “we” and similar terms refer to ACM Research and its subsidiaries, including ACM Shanghai, collectively. For purposes of this report, amounts in Renminbi, or RMB, have been translated into U.S. dollars solely for the convenience of the reader. Unless otherwise indicated, the translations have been made at the conversion rate of RMB 6.52759 to U.S. $1.00 effective as of December 31, 2020, (source: State Administration of Foreign Exchange of the People’s Republic of China).

Item 1.01.	Entry into a Material Definitive Agreement.

In May 2020 ACM Shanghai, through its wholly owned subsidiary Shengwei Research (Shanghai), Inc. or Shengwei, entered into an agreement for a fifty-year land use right in the Lingang region of Shanghai. In July 2020 Shengwei began a multi-year construction project for a new development and production center in the Lingang Industrial Zone, with the objective of commencing production at the new facility in late 2022. The planned 1,000,000 square foot facility will incorporate state-of-the-art manufacturing systems and automation technologies, and will provide the floor space to support significantly more production capacity and related research and development activities when fully staffed and supplied.

In connection with the Lingang facility project, on October 28, 2020, Shengwei Semiconductor Equipment (Shanghai) Co., Ltd., which is a indirectly wholly owned subsidiary of ACM Shanghai and which we refer to below as the “Property Subsidiary,” entered into four Shanghai Public Rental Housing Overall Pre-Sale Contracts, or the Pre-Sale Contracts, with Shanghai Lingang Industrial Zone Public Rental Housing Construction and Operation Management Co., Ltd. The Pre-Sale Contracts provide for the Property Subsidiary’s purchase of four apartment buildings and corresponding land use rights, or the Property, for an aggregate purchase price of approximately $40 million.  Under the Pre-Sale Contracts, the Property Subsidiary will receive the Property before October 31, 2021 as part of a pilot project of public housing in the “rent before sale” park in the Lingang Industrial Zone. The Pre-Sale Contracts stipulate that, for a ten-year term, the Property Subsidiary will be obligated to manage the apartment units on the Property for public rental use in accordance with public rental housing standards and to rent the apartment units to employees of ACM Shanghai and its subsidiaries who work in the Lingang Industrial Zone. After the ten-year term expires, the Property Subsidiary may use the apartment units as stock of commercial housing and may sell them separately in sets.

The offer of employee housing for rental and subsequent sale is a common practice in Shanghai, and we consider the offer of employee housing in connection with the Lingang facility to be an important strategic incentive to attract and retain key employees. We have trained many of our key engineers and managers for more than a decade, and retention of these key employees is critical to secure our future growth and technology development. Management believes the purchase price being paid by the Property Subsidiary for the apartment units represents a significant discount to the current market rate for similar properties in the local commercial market.

The foregoing summary of the Pre-Sale Contracts is qualified in its entirety by reference to the text of the agreements, the form of which is being filed as Exhibit 10.01 to this report, as supplemented by the schedule filed as Exhibit 10.01(a) to this report, both of which exhibits are incorporated in this report by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 19, 2020, in connection with the financing of the Pre-Sale Contracts, the Property Subsidiary entered into a Loan and Mortgage Contract, or the Loan Agreement, with China Merchants Bank Co., Ltd., Shanghai Pilot Free Trade Zone Lin-Gang Special Area Sub-branch, or the Lender, pursuant to which the Property Subsidiary obtained a loan in the aggregate amount of $19.6 million related to the purchase of the Property.

Interest Rate. Principal outstanding under the Loan Agreement bears interest at a rate per annum of 4.65%.

Term; Scheduled Repayment. The loan under the Loan Agreement has a term of ten years, and will be repaid in 120 equal installments of principal and interest, approximately $206,000 per month, beginning in December 2020.

Optional Prepayment. The Property Subsidiary may prepay, without penalty, outstanding principal and interest from time to time with 30 days written notice to the Lender.

Mortgage. The Property is mortgaged in favor of the Lender to secure the Property Subsidiary’s obligations under the Loan Agreement.

Guarantee. ACM Shanghai has guaranteed all of the Property Subsidiary’s obligations under the Loan Agreement pursuant to an Irrevocable Letter of Guarantee with the Lender dated November 19, 2020, or the Guarantee.

Breach Provisions. The Loan Agreement provides for certain events of default, including events of default based on, among other things, non-payment of amounts due under the Loan Agreement, other breaches of the Loan Agreement, the Property Subsidiary being placed in circumstances that the Lender considers damaging to the rights of the Lender, and failure to maintain the Property. Upon the occurrence of a breach event, the Lender may, among other things, accelerate payment of all obligations and terminate the Lender’s commitments under the Loan Agreement, require the Property Subsidiary to provide other properties acceptable to the Lender as replacement of the Property or be subject to liquidated damages of thirty percent on the outstanding principal amount.

The foregoing summary of provisions of the Loan Agreement and the Guarantee is qualified in its entirety by reference to the text of the Loan Agreement and the Guarantee, which are being filed as Exhibits 10.02 and 10.03, respectively, to this report and which are incorporated in this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.01*‡	Form of Shanghai Public Rental Housing Overall Pre-Sale Contract

10.01(a)	Schedule identifying agreements substantially identical to the form of Shanghai Public Rental Housing Overall Pre-Sale Contract filed as Exhibit 10.01 hereto

10.02*	Loan and Mortgage Contract dated November 19, 2020 between China Merchants Bank Co., Ltd., Shanghai Pilot Free Trade Zone Lin-Gang Special Area Sub-branch and Shengwei Research (Shanghai), Inc.

10.03*	Irrevocable Letter of Guarantee dated November 19, 2020 between China Merchants Bank Co., Ltd., Shanghai Pilot Free Trade Zone Lin-Gang Special Area Sub-branch and ACM Research (Shanghai), Inc.

*  Unofficial English translation of original document prepared in Mandarin Chinese.
‡  Certain appendices have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We hereby undertake to furnish copies of the omitted appendices upon request by the Securities and Exchange Commission, provided that we may request confidential treatment pursuant to Rule 24b‑2 of the Securities Exchange Act of 1934 for the appendices so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer

Dated: February 25, 2021